EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS AUGUST 2006

OPERATIONAL PERFORMANCE

HOUSTON, Sept. 1, 2006 - Continental Airlines (NYSE: CAL) today reported an August consolidated (mainline plus regional) load factor of 82.4 percent, 0.6 points above last year's August consolidated load factor. The carrier reported a mainline load factor of 83.0 percent, 0.5 points above the August 2005 mainline load factor, and a domestic mainline load factor of 85.5 percent, 1.2 points above August 2005. All three were records for August. In addition, the airline had an international mainline load factor of 80.3 percent, 0.2 points below August 2005.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 76.3 percent and a mainline completion factor of 99.8 percent.

In August 2006, Continental flew 8.4 billion consolidated revenue passenger miles (RPMs) and 10.2 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 9.3 percent and a capacity increase of 8.5 percent as compared to August 2005. In August 2006, Continental flew 7.4 billion mainline RPMs and 9.0 billion mainline ASMs, resulting in a mainline traffic increase of 8.9 percent and an 8.2 percent increase in mainline capacity as compared to August 2005. Domestic mainline traffic was 4.0 billion RPMs in August 2006, up 7.1 percent from August 2005, and domestic mainline capacity was 4.7 billion ASMs, up 5.5 percent from August 2005.

For August 2006, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 6.5 and 7.5 percent compared to August 2005, while mainline passenger RASM is estimated to have increased between 5.5 and 6.5 percent compared to August 2005. Continental estimates that August 2006 year-over-year consolidated and mainline RASM were negatively impacted by approximately 1.5 points due to the elevated security concerns during the month. For July 2006, consolidated passenger RASM increased 9.6 percent compared to July 2005, while mainline passenger RASM increased 8.9 percent from July 2005.

Continental's regional operations had a record August load factor of 78.0 percent, 1.6 points above last year's August load factor. Regional RPMs were 959.4 million and regional ASMs were 1,230.0 million in August 2006, resulting in a traffic increase of 12.8 percent and a capacity increase of 10.5 percent versus August 2005.

Continental Airlines is the world's fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,200 daily departures throughout the Americas, Europe and Asia, serving 154 domestic and 138 international destinations. More than 400 additional points are served via SkyTeam alliance airlines.  With more than 43,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 61 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

In 2006, Continental Airlines won its sixth J.D. Power and Associates award since 1996. The carrier received the highest rank in customer satisfaction among network carriers in North America in the J.D. Power and Associates 2006 Airline Satisfaction Index SurveySM. For the third consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2006 list of Most Admired Global Companies. Continental was also named the No. 1 airline on the publication's 2006 America's Most Admired airline industry list. Additionally, Continental again won major awards at the OAG Airline of the Year Awards including "Best Airline Based in North America" for the third year in a row, and "Best Executive/Business Class" for the fourth consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2005 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of our significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters, disruptions in its computer systems, and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

PRELIMINARY TRAFFIC RESULTS
AUGUST	2006	2005	Change
REVENUE PASSENGER MILES (000)
Domestic	3,981,998	3,717,025	7.1	Percent

International	3,456,971	3,113,916	11.0	Percent
Transatlantic	1,765,194	1,581,001	11.7	Percent
Latin America	1,020,205	888,814	14.8	Percent
Pacific	671,573	644,100	4.3	Percent

Mainline	7,438,969	6,830,941	8.9	Percent
Regional	959,435	850,312	12.8	Percent
Consolidated	8,398,405	7,681,253	9.3	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,654,805	4,410,230	5.5	Percent

International	4,305,036	3,868,758	11.3	Percent
Transatlantic	2,200,539	1,896,411	16.0	Percent
Latin America	1,259,958	1,136,026	10.9	Percent
Pacific	844,538	836,322	1.0	Percent

Mainline	8,959,841	8,278,988	8.2	Percent
Regional	1,230,027	1,112,894	10.5	Percent
Consolidated	10,189,867	9,391,882	8.5	Percent
PASSENGER LOAD FACTOR
Domestic	85.5 Percent	84.3 Percent	1.2	Points

International	80.3 Percent	80.5 Percent	-0.2	Points
Transatlantic	80.2 Percent	83.4 Percent	-3.2	Points
Latin America	81.0 Percent	78.2 Percent	2.8	Points
Pacific	79.5 Percent	77.0 Percent	2.5	Points

Mainline	83.0 Percent	82.5 Percent	0.5	Points
Regional	78.0 Percent	76.4 Percent	1.6	Points
Consolidated	82.4 Percent	81.8 Percent	0.6	Points
ONBOARD PASSENGERS
Mainline	4,356,907	4,096,856	6.3	Percent
Regional	1,679,477	1,505,116	11.6	Percent
Consolidated	6,036,384	5,601,972	7.8	Percent
CARGO REVENUE TON MILES (000)
Total	87,734	80,805	8.6	Percent
PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2006	2005	Change
REVENUE PASSENGER MILES (000)
Domestic	29,155,593	26,853,384	8.6	Percent

International	24,690,106	21,209,089	16.4	Percent
Transatlantic	11,992,425	10,208,308	17.5	Percent
Latin America	7,661,192	6,513,090	17.6	Percent
Pacific	5,036,489	4,487,691	12.2	Percent

Mainline	53,845,699	48,062,473	12.0	Percent
Regional	6,991,667	5,910,425	18.3	Percent
Consolidated	60,837,366	53,972,898	12.7	Percent
AVAILABLE SEAT MILES (000)
Domestic	34,652,938	32,869,100	5.4	Percent

International	31,244,749	27,014,644	15.7	Percent
Transatlantic	15,132,590	12,644,351	19.7	Percent
Latin America	9,582,797	8,473,174	13.1	Percent
Pacific	6,529,362	5,897,119	10.7	Percent

Mainline	65,897,687	59,883,744	10.0	Percent
Regional	8,903,610	7,973,618	11.7	Percent
Consolidated	74,801,297	67,857,362	10.2	Percent
PASSENGER LOAD FACTOR
Domestic	84.1 Percent	81.7 Percent	2.4	Points

International	79.0 Percent	78.5 Percent	0.5	Points
Transatlantic	79.2 Percent	80.7 Percent	-1.5	Points
Latin America	79.9 Percent	76.9 Percent	3.0	Points
Pacific	77.1 Percent	76.1 Percent	1.0	Points

Mainline	81.7 Percent	80.3 Percent	1.4	Points
Regional	78.5 Percent	74.1 Percent	4.4	Points
Consolidated	81.3 Percent	79.5 Percent	1.8	Points
ONBOARD PASSENGERS
Mainline	33,177,295	30,456,648	8.9	Percent
Regional	12,341,311	10,622,098	16.2	Percent
Consolidated	45,518,606	41,078,746	10.8	Percent
CARGO REVENUE TON MILES (000)
Total	703,720	662,005	6.3	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
AUGUST	2006	2005	Change
On-Time Performance [1]	76.3%	75.7%	0.6	Points
Completion Factor [2]	99.8%	99.6%	0.2	Points
July 2006 year-over-year consolidated RASM change			9.6	Percent
July 2006 year-over-year mainline RASM change			8.9	Percent
Aug 2006 estimated year-over-year consolidated RASM change			6.5-7.5	Percent
Aug 2006 estimated year-over-year mainline RASM change			5.5-6.5	Percent
Aug 2006 estimated average price per gallon of fuel, including fuel taxes			2.25	Dollars
Third Quarter 2006 estimated average price per gallon of fuel, including fuel taxes			2.21	Dollars

1 Department of Transportation Arrivals within 14 minutes 2 Mainline Mileage Completion Percentage

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